Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Professional Diversity Network, Inc. on Form S-3 Amendment #2 (File No. 333-201341) and Form S-8 (File No. 333-2013156) of our report dated March 30, 2016,  with respect to our audits of the consolidated financial statements of Professional Diversity Network, Inc. and Subsidiaries as of December 31, 2015 and 2014 and for the years then, which report is included in this Annual Report on Form 10-K of Professional Diversity Network, Inc. for the year ended December 31, 2015.

New York, NY
March 30, 2016